Exhibit 99.1

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Schedules First Quarter of 2014 Earnings Release and Call

DENVER – April 22, 2014 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today its first quarter of 2014 earnings release and call information.

First Quarter 2014 Earnings Release and Call

Bill Barrett Corporation plans to release its first quarter financial and operating results after the market closes on Thursday, May 1, 2014. The Company will host a conference call to discuss results at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) on Friday, May 2, 2014.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Friday, May 2, 2014 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “First Quarter 2014 Results” under Recent Updates on the homepage

Alternatively, you may join by telephone:

Call-in Number:	(877) 703-6104 US/Canada
(857) 244-7303 International

Passcode:	86571587

A telephonic replay will be available approximately two hours after the call on Friday, May 2, 2014 through Friday, May 9, 2014. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada
(617) 801-6888 International

Passcode:	57629535

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.